Exhibit 10.3

SECOND LIEN PLEDGE AGREEMENT

This Second Lien Pledge Agreement (this “Agreement”) is made as of the 20th day of August, 2009 by

TieTek Technologies, Inc., a Texas corporation (the “Pledgor”) in favor of Opus 5949 LLC (formerly known as Tie Investors, LLC), a Texas limited liability company (the “Lender”).

R E C I T A L S :

A. Pursuant to that certain Second Lien Credit Agreement dated as of August 20, 2009, by and among North American Technologies Group, Inc., a Delaware corporation (“NATK”), Pledgor and TieTek LLC, a Delaware limited liability company (“TieTek” and together with NATK and the Pledgor, the “Borrowers” and each individually a “Borrower”), and Lender (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Loan Agreement”), the Lender has agreed to make Loans to Borrowers.

B. Pledgor is the record and beneficial owner of the Pledged Shares listed next to Pledgor’s name in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto.

C. In order to induce Lender to make the Loans as provided for in the Loan Agreement, the Pledgor has agreed to pledge the Pledged Collateral to Lender in accordance herewith.

NOW, THEREFORE, for and in consideration of the premises and the making of the Loans, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Pledgor, the Pledgor hereby agrees as follows:

A G R E E M E N T S :

1. Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both singular and plural form of the terms defined):

“Membership Interest” has the meaning assigned to such term in Section 2 hereof.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Indebtedness” means the indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto.

“Pledged Shares” means the Membership Interest, other interests and those other shares listed on Part A of Schedule I hereto.

“Secured Indebtedness” has the meaning assigned to such term in Section 2 hereof.

2. Pledge. The Pledgor hereby pledges to Lender and grants to Lender a security interest in all of the following (collectively, the “Pledged Collateral”):

(i) (a) All of the right, title and interest (the “Membership Interest”) of the Pledgor in and to TieTek, which was formed pursuant to the Articles of Formation (the “Articles of Formation”) dated as of February 5, 2004, and the Regulations (the “Regulations”) dated as of February 5, 2004, (together, the “Organization Documents”, (b) all other Pledged Shares, and (c) the certificates representing the Membership Interest and other Pledged Shares;

(ii) Any and all proceeds and distributions (the “Proceeds”) due or to become due to the Pledgor under the Organization Documents and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(iii) All rights under all operating or limited liability company agreements and other documents (including the Articles of Formation and the Regulations) governing any of the Pledged Shares (collectively, the “LLC Agreements”);

(iv) Any additional shares of stock or equity interests from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any o all of such stock;

(v) Any and all present and future accounts, certificates of deposit, securities, general intangibles, chattel paper and other proceeds arising from, or by virtue of, or from the disposition of, or claims against any other person or entities with respect to, all or any part of the property described in clauses (i) or (ii) preceding;

(vi) The Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness;

(vii) All additional indebtedness arising after the date hereof and owing to such Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received or otherwise distributed in respect of that Pledged Indebtedness.

3. Secured Indebtedness. This Agreement is made to secure the payment and performance of (a) the Loans and any renewals, increases, extensions, and modifications thereof, (b) any and all advances made and costs and expenses incurred by the Lender pursuant to the Loan Agreement, this Agreement and any other Loan Document, as such term is defined in the Loan Agreement, (c) Borrowers’ performance of its obligations under the Note, the Loan Agreement and other Loan Documents, (d) the Pledgor’s performance of its obligations under this Agreement and other Loan Documents, and (e) all other and additional debts, obligations and liabilities of every kind and character of Borrowers now or hereafter existing in favor of the Lender, under the Loan Documents, as such term is defined in the Loan Agreement. The debts, obligations and liabilities referred to in clauses (a), (b), (c), (d) and (e) above are referred to collectively as the “Secured Indebtedness.” Upon full payment in cash and performance of the Secured Indebtedness, the Lender, at the request and expense of the Pledgor, shall execute a release of this Agreement.

4. Delivery of Pledged Collateral. Unless in possession of First Lien Lender, all certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to Lender. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by the Pledgor.

5. Representations and Warranties. To induce the Lender to make the Loans, the Pledgor represents and warrants as follows:

(a) The Organization Documents are valid and in full force and effect according to its terms, and no change, modification or amendment has been made to the Organization Documents;

(b) The Pledgor has good title to its interest in the Pledged Collateral and full authority to grant a security interest in the Pledged Collateral; and no other person, corporation or entity (other than the First Lien Lender) has any right, title or interest therein;

(c) Subject to paragraph (h) below, there are no provisions in any indenture, contract, agreement or other document controlling (directly or indirectly) the Pledgor or to which the Pledgor is a party or is bound, which prohibits the execution and delivery of this Agreement or the performance of its terms;

(d) The Pledgor has performed duly and punctually all and singular the terms, covenants, conditions and warranties of the Organization Documents on the Pledgor’s part to be kept, observed and performed;

(e) The Pledgor has not previously sold, assigned, transferred, mortgaged, pledged or encumbered the Pledgor’s interests in the Pledged Collateral, except as set forth in the Security Agreement (Membership Interest) dated as of February 5, 2004 (the “First Lien Pledge Agreement”) ;

(f) The Pledgor is not in default of any of the terms of the Organization Documents;

(g) To the knowledge of Pledgor, no other party to the Organization Documents is in default thereunder;

(h) Except as required by the Organization Documents and the First Lien Loan Agreement, which requirement has been waived, no consent, approval, or authorization of or from any person, entity or governmental authority is necessary for the Pledgor validly to grant a security interest in the Pledged Collateral;

(i) Any sums to which the Pledgor is entitled under the Organization Documents, which are due from and after the date hereof have not been collected; and payment of such sums has not otherwise been anticipated, waived, released, discounted, set off, or otherwise discharged or compromised; and

(j) The pledge, assignment and delivery of the Pledged Collateral (together with duly executed instruments of transfer or assignment in blank and appropriate endorsements) pursuant to this Agreement will create a valid Lien on and a perfected security interest in favor of the Lender in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Indebtedness, subject to no other Lien other than the lien pursuant to the First Lien Loan Agreement

6. Covenants. The Pledgor covenants and agrees as follows:

(a) To observe, perform and discharge all obligations, covenants and warranties provided for under the terms of the Organization Documents to be kept, observed and performed by the Pledgor, and to inform the Lender promptly in writing of any notice received by the Pledgor (i) with respect to any obligation to be performed but alleged not to have been performed by the Pledgor under the Organization Documents, and (ii) of any default or claimed default by any party to the Organization Documents;

(b) To enforce or secure the enforcement, in the name of the Lender, the performance of each and every obligation, term, covenant, condition and agreement to be performed by any other party under the terms of the Organization Documents;

(c) Not to vote in favor of, or cause, the termination of TieTek, or vote in favor of any modification, extension, renewal, amendment or material alteration of any term of the Organization Documents without, in each such instance, the prior written consent of the Lender;

(d) To keep accurate books, records, and accounts with respect to TieTek and make them available to the Lender, at its request, for examination and inspection;

(e) At any time after the occurrence of an Event of Default or Default (as defined in the Loan Agreement), to pay over and deliver immediately to the Lender as a prepayment on the Secured Indebtedness any and all amounts hereafter received by the Pledgor pursuant to the terms of the Organization Documents or documents evidencing Pledged Indebtedness (any and all amounts paid to the Lender pursuant hereto shall be applied against the Secured Indebtedness in the manner the Lender shall determine, in its sole and absolute discretion);

(f) That the Lender, after the occurrence of an Event of Default or a Default, without notice to the Pledgor, shall have the right at any time and from time to time to notify and direct any officer or such other appropriate party, of TieTek to thereafter make all disbursements of the Proceeds directly to the Lender; such officer or other party shall be fully protected in relying on the written statement of the Lender that it holds a security interest that entitles the Lender to receive any such disbursement, and the receipt by the Lender of such disbursements shall be full acquittance thereof to the party making such disbursements;

(g) At any time, and from time to time, at the request of the Lender, to execute and deliver to the Lender any and all additional instruments and further assurances, and to do all other acts and things as may be necessary or proper, at the Lender’s option, more fully to evidence and perfect the rights, titles, liens and security interests herein created or intended to be created, and protect the rights, remedies, privileges and powers of the Lender hereunder;

(h) To pay any and all costs and expenses incurred by the Lender incident to the making of the Secured Indebtedness, the preparation of this Agreement and the exercise of any and all rights of the Lender hereunder;

(i) To pay all the Secured Indebtedness in accordance with the terms thereof and hereof, or when the maturity thereof may be accelerated, in accordance with the terms thereof or hereof;

(j) Not to create or permit to be created any liens or security interests against or affecting the Pledged Collateral, other than the security interest created by this Agreement and the First Lien Pledge Agreement, without the prior written consent of the Lender; and

(k) Not to sell, assign, pledge, hypothecate, encumber or in any manner dispose of the Pledged Collateral except for the pledge pursuant to this Agreement and pursuant to the First Lien Pledge Agreement.

7. Obligations of the Lender. The Lender shall have no duty to fix or preserve rights against prior parties to the Pledged Collateral, and shall never be liable for its failure to use diligence to collect any amount payable in respect of the Pledged Collateral, but shall be liable only to account to the Pledgor for what the Lender actually may collect or receive thereon.

8. Events of Default. As used herein the term “Default” shall mean:

(a) The failure to pay any installment of principal or interest of the Secured Indebtedness in accordance with its terms, through acceleration, or otherwise;

(b) The failure of the Pledgor to perform properly any obligation contained in this Agreement; or

(c) The occurrence of an Event of Default.

9. Remedies Upon Default. Upon the occurrence of a Default, in addition to any and all other rights and remedies that the Lender then may have hereunder, under the Uniform Commercial Code (the “Code”) under any other Loan Document, or otherwise, the Lender at its option may: (a) declare the entire unpaid balance of principal of and all earned interest on the Secured Indebtedness immediately due and payable, without notice (including notice of intention to accelerate and notice of acceleration), demand or presentment, which are hereby waived; (b) reduce its claim to judgment, foreclose or otherwise enforce its security interest in all or any part of the

Pledged Collateral by any available judicial procedure; (c) after notification, if any, provided for in the following paragraph hereof, sell or otherwise dispose of, at the office of the Lender, or elsewhere, as chosen by the Lender, all or any part of the Pledged Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Pledged Collateral shall not exhaust the Lender’s power of sale, but sales may be made from time to time until all of the Pledged Collateral has been sold or until the Secured Indebtedness has been paid in full in cash), and at any such sale it shall not be necessary to exhibit the Pledged Collateral; (d) at its discretion, retain the Pledged Collateral in satisfaction of the Secured Indebtedness whenever the circumstances are such that the Lender is entitled to do so under the Code; (e) apply by appropriate judicial proceedings for appointment of a receiver for the Pledged Collateral, or any part thereto, and the Pledgor hereby consents to any such appointment; (f) buy the Pledged Collateral at any public sale; and (g) buy the Pledged Collateral at any private sale. Lender shall be entitled to apply the proceeds of any sale or other disposition of the Pledged Collateral in the following order: first, to the payment of all of its reasonable costs incurred in storing, preparing for sale and selling all or any part of the Pledged Collateral and to the payment of attorney’s fees as provided for herein or in any note or obligation secured hereby; and next, toward payment of the balance of the Secured Indebtedness in such order and manner as the Lender, in its discretion, may deem advisable. The Lender shall account to the Pledgor for any surplus. If the proceeds are not sufficient to pay the Secured Indebtedness in full in cash, Borrowers shall remain liable for any deficiency.

10. PROXY. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARERS, THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OR THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, LENDER SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

11. Required Notification. Ten (10) days’ notification of the time and place of any public sale of the Pledged Collateral, or ten (10) days’ notification of the time after which any private sale or other intended disposition of the Pledged Collateral is to be made, shall be sent to the Pledgor and to any other person entitled under the Code to notice; provided, that if the Pledged Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, then the Lender may sell or otherwise dispose of the Pledged Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than five (5) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this paragraph.

12. Financing Statement. The Lender shall have the right at any time to execute and file the original or a copy of this Agreement as a financing statement, but the failure of the Lender to do so shall not impair the validity or enforceability of this Agreement.

13. Additional Remedies. All rights and remedies of the Lender hereunder are cumulative of each other and of every other right or remedy that the Lender may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein created or the collection of the Secured Indebtedness. The exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Should the Pledgor have heretofore executed or hereafter execute any other security agreement in favor of the Lender, the security interest therein created and all other rights, powers and privileges vested in the Lender by the terms thereof shall exist concurrently with the security interest created herein, and the exercise or failure to exercise by the Lender of any right or power conferred upon the Lender in any such instrument shall not prejudice or impair the Lender’s rights, titles, liens, and powers existing hereunder.

14. Effect of Securities Laws. The Pledgor agrees that, because of the Securities Act of 1933, as amended, or any other laws, and for other reasons, there may be legal or practical restrictions or limitations affecting the Lender in any attempts to dispose of certain portions of the Pledged Collateral and for enforcement of the Lender’s rights and remedies hereunder. For these reasons, the Lender is hereby authorized by the Pledgor, but not obligated, in the event of the occurrence of a Default hereunder, to sell all or any part of the Pledged Collateral at private sale, subject to investment letter or in any other manner that will not require the Pledged Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law, at the best price reasonably obtainable by the Lender at any such private sale or other sale and to do such other things as the Lender may deem to be required or appropriate in the event of sale or disposition of any of the Pledged Collateral. The Pledgor acknowledges that the Lender, in its discretion, may approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Collateral, or any part or parts thereof, than otherwise would be obtainable if the same either were offered to a large number of potential purchasers, or were registered and sold in the open market. The Pledgor agrees (a) that in the event the Lender, upon a Default hereunder, shall sell the Pledged Collateral, or any portion thereof, at such private sale or sales, the Lender shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such a private sale thereof, and (b) that such reliance shall be conclusive evidence that the Lender handled such matter in a commercially reasonable manner under the Code.

15. Assignment. The rights, powers and interests held by the Lender hereunder, together with the Pledged Collateral, may be transferred and assigned by the Lender, in whole or in part, at such time and upon such terms as the Lender may deem advisable.

16. Actions Not Deemed a Waiver. Should any part of the Secured Indebtedness be payable in installments, the acceptance by the Lender at any time and from time to time of part payment of the aggregate amount of all installments then matured shall not be deemed to be a waiver of the Default then existing. No waiver by the Lender of any Default shall be deemed to be a waiver of any other subsequent Default; nor shall any such waiver by the Lender be deemed to be a continuing waiver. No delay or omission by the Lender in exercising any right or power hereunder, or under any other writings executed by the Pledgor as security for or in connection with the Secured Indebtedness, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein; nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Lender hereunder or under such other writings.

17. Voting Rights. So long as an Event of Default or a Default has not occurred and is continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications, and waivers with respect to the Membership Interest or any other Pledged Shares at the time included in the Pledged Collateral. The Lender, in respect to any such Membership Interest or any other Pledged Shares at the time registered in the name of the Lender or in the name of its nominee, from time to time, which the Pledgor is entitled so to do, upon the written request of the Pledgor (which request shall include, or be accompanied by, a statement that no Event of Default or Default has occurred), shall deliver to the Pledgor or as specified in such request such consents, ratifications, and waivers as may be specified in such request and which are not inconsistent with the Lender’s rights hereunder. Without limiting the provisions in clause 9 above, from and after the occurrence and during the continuation of an Event of Default or Default, the Lender shall have the right to vote and to give consents, ratifications, and waivers with respect to the Membership Interest or any other Pledged Shares at the time included in the Pledged Collateral and to take action to enforce any such Membership Interest or other Pledged Shares.

18. Usury Savings Clause. No provision herein or in any of the documents evidencing the Secured Indebtedness shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for herein or in any such promissory note or any other loan document, the provisions of this paragraph shall govern; and the Pledgor or TieTek shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to the usury laws now in force, all documents evidencing the Secured Indebtedness shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

19. Notice. Whenever this Agreement requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request or demand must be in writing to be effective and, if mailed, shall be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the address set forth below, properly stamped, sealed and deposited in the United States mail, certified, return receipt requested.

20. Binding Effect. This Agreement shall be binding on the Pledgor and the Pledgor’s personal and legal representatives, heirs, devisees, successors and assigns and shall inure to the benefit of the Lender, its successors and assigns.

21. Severability. If any provision of this Agreement should be illegal or unenforceable, then this Agreement shall be effective only to the extent of the provisions hereof that are legal and enforceable.

22. Applicable Laws. This Agreement is being executed and delivered in the State of Texas. The substantive laws of the State of Texas shall govern the validity, construction, and interpretation of this Agreement, unless the laws of the United States or another state require the application of the laws of such state.

23. Power of Attorney. Notwithstanding any prohibition against the assignment by the Pledgor of its interest in TieTek and the consequent ineffectiveness of this Agreement with respect thereto, the effectiveness of this Agreement shall not be diminished or rendered ineffective in any way with respect to the Proceeds derived therefrom. In connection therewith, the Pledgor does hereby constitute and appoint the Lender as the Pledgor’s true and lawful attorney-in-fact, coupled with an interest, to act as the Pledgor’s agent for the purpose of the collection of all Proceeds. Neither the Lender nor any partner or other party to the Organization Documents shall have any liability for the distribution to and collection of the Proceeds by the Lender, but shall be fully protected in relying on the written statement of the Lender as to its authorization pursuant to this paragraph. Any and all amounts collected by the Lender pursuant hereto shall be applied against the Secured Indebtedness in the manner that the Lender shall determine, in the Lender’s sole and absolute discretion.

[Signature Page to Follow]

EXECUTED EFFECTIVE as of the      day of August, 2009.

PLEDGOR:

TIETEK TECHNOLOGIES, INC., a Texas corporation

By:	/s/

Name:	D. Patrick Long

Its:	Chief Executive Officer

ADDRESS FOR NOTICE: TieTek Technologies, Inc. 429 Memory Lane, Marshall, Texas 75672

SCHEDULE I

PART A

PLEDGED SHARES

Pledgor	Pledged Entity	Class of Stock	Stock Certificate Number	Number of Shares	Percentage of Outstanding Shares
TieTek Technologies, Inc.	TieTek LLC

[Pledgor to complete]

PART B

PLEDGED INDEBTEDNESS

[Pledgor to complete]